UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 8, 2021

cbdMD, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-38299	47-3414576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8845 Red Oak Blvd, Charlotte, NC 28217
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 445-3060

_______________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common	YCBD	NYSE American
8% Series A Cumulative Convertible Preferred Stock	YCBD PR A	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01
Other Events.

On January 8, 2021, the board of directors of cbdMD, Inc. approved the 2021 Equity Compensation Plan (the “2021 Plan”). Our board of directors will recommend that the 2021 Plan be approved by our shareholders at our upcoming 2021 annual meeting, presently expected to be held in March 2021. While grants under the 2021 Plan may be made to our employees prior to such time as the plan is approved by our shareholders, (i) any such grant, if made, will not vest or become exercisable, and (ii) no grants will be made to our executive officers and/or members of our board of directors, until such time as the 2021 Plan is approved by our shareholders and a Additional Listing Application covering the shares of our common stock reserved for issuance under the plan has been approved by NYSE Regulation.

The purpose of the 2021 Plan is to advance the interests of our company by providing an incentive to attract, retain and motivate highly qualified and competent persons who are important to us and upon whose efforts and judgment the success of our company is largely dependent. The 2021 Plan reserves 5,000,000 shares of our common stock for issuance pursuant to the terms of the plan upon the grant of plan options, restricted stock awards, or other stock-based awards granted under the 2021 Plan. The 2021 Plan also contains an “evergreen formula” pursuant to which the number of shares of common stock available for issuance under the 2021 Plan will automatically increase on October 1 of each calendar year during the term of the 2021 Plan, beginning with calendar year 2022, by an amount equal to 1% of the total number of shares of common stock outstanding on September 30 of the such calendar year, up to a maximum of 250,000 shares.

The 2021 Plan will be administered by the Compensation, Corporate Governance and Nominating Committee of our board of directors. Such committee is comprised of independent member of our board of directors in accordance with the rules of the NYSE American LLC, the exchange on which our common stock and 8.0% Series A Cumulative Convertible Preferred Stock is presently listed. The Compensation, Corporate Governance and Nominating Committee will determine, from time to time, those of individuals to whom stock awards or plan options will be granted, the terms and provisions of each such grant, the dates such grants will become exercisable, the number of shares subject to each grant, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the 2021 Plan and the interpretation of the provisions thereof are to be resolved at the sole discretion of the Compensation, Corporate Governance and Nominating Committee.

The 2021 Plan provides for the grant of restricted stock awards, deferred stock grants, stock appreciation rights, incentive stock options (“ISOs”) and non-statutory stock options (“NSOs”). Awards may be made or granted to our employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to cbdMD or our subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of our company. Any plan option granted under the 2021 Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any ISO granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant. No ISOs may be granted to any person who is not an employee of cbdMD or a subsidiary at the time of grant. The recipient of any grant under the 2021 Plan, and the amount and terms of a specific grant, will be determined by the Compensation, Corporate Governance and Nominating Committee.

The term of each plan option will be fixed by the Compensation, Corporate Governance and Nominating Committee; provided, however, that an ISO may be granted only within the 10-year period commencing from the date of adoption of the 2021 Plan by our board of directors and may only be exercised within 10 years of the date of grant, or five years in the case of an ISO granted to an optionee who, at the time of grant, owns shares of our common stock possessing more than 10% of the total combined voting power of all classes of stock of cbdMD. The exercise price per share of common stock purchasable under a plan option will be determined by the Compensation, Corporate Governance and Nominating Committee at the time of grant and may not be less than 100% of the fair market value on the day of grant, or, in the case of a grant of an ISO to a 10% or greater shareholder, not be less than 110% of the fair market value on the date of grant.

Shares of restricted stock may be awarded either alone or in addition to other awards granted under the 2021 Plan. The Compensation, Corporate Governance and Nominating Committee, subject to board of directors authorization, if indicated, may determine the eligible persons to whom, and the time or times at which, grants of restricted stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the holder, the time or times within which such awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards. Restricted stock will constitute issued and outstanding shares of our common stock for all corporate purposes. The holder will have the right to vote such restricted stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the board of directors may in its sole discretion designate, pay or distribute on such restricted stock and to exercise all other rights, powers and privileges of a holder of common stock with respect to such restricted stock, with the exceptions that (i) the holder will not be entitled to delivery of the stock certificate or certificates representing such restricted stock until the restriction period, if any, has expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) cbdMD will retain custody of the stock certificate or certificates representing the restricted stock during the restriction period; (iii) other than regular cash dividends and other cash equivalent distributions as the board of directors may in its sole discretion designate, pay or distribute, we will retain custody of all distributions made or declared with respect to the restricted stock until such time, if ever, as the restricted stock with respect to which such retained distributions may be made, paid or declared has become vested; (iv) such award has not been forfeited.

Other stock-based awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed by the Compensation, Corporate Governance and Nominating Committee to be consistent with the purposes of the 2021 Plan, including, without limitation, purchase rights, shares of common stock awarded which are not subject to any restrictions or conditions, or other rights convertible into shares of common stock and awards valued by reference to the value of securities of or the performance of specified subsidiaries. Other stock-based awards may be awarded either alone or in addition to or in tandem with any other awards under the 2021 Plan or any other plan of cbdMD. Each other stock-based award will be subject to such terms and conditions as may be determined by the Compensation, Corporate Governance and Nominating Committee.

The 2021 Plan became effective on the date of its adoption by our board of directors. To the extent that the 2021 Plan authorizes the award of ISOs, the failure to obtain shareholder for the 2021 Plan by January 8, 2022 does not invalidate the 2021 Plan; provided, however, that (i) in the absence of such shareholder approval, ISOs may not be awarded under the 2021 Plan and (ii) any ISOs previously awarded under the 2021 Plan will automatically be converted into NSOs upon terms and conditions determined by the Compensation, Corporate Governance and Nominating Committee to reflect, as nearly as is reasonably practicable in its sole determination, the terms and conditions of the ISOs so converted. Our board of directors may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the 2021 Plan, but no amendment, alteration, suspension or discontinuance may be made that would impair the rights of a holder of any outstanding grant or award under the 2021 without the such holder’s consent. Unless the plan is suspended or terminated by the board of directors, the 2021 Plan will on terminate 10 years from the date of the plan’s adoption. Any termination of the 2021 Plan will not affect the validity of any options previously granted thereunder.

The foregoing description of the terms and conditions of the 2021 Plan is qualified in its entirety by reference to the 2021 Plan, the form of which is filed as Exhibit 10.1 to this report.

Item 9.01
Financial Statements and Exhibits.

(d)
Exhibits.
		Incorporated by Reference			Filed or Furnished Herewith
No.	Exhibit Description	Form	Date Filed	Number

10.1	cbdMD, Inc. 2021 Equity Compensation Plan				Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

cbdMD, Inc.

Date: January 14, 2021	By:	/s/ T. Ronan Kennedy
T. Ronan Kennedy, Chief Financial Officer